--------------------------------------------------------------------------------
   As filed with the Securities and Exchange Commission on January 8, 1999 -
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         CLARKSTON FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Michigan                                      38-3412321
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                 15 South Main Street, Clarkston, Michigan 48346
               (Address of Principal Executive Offices) (Zip Code)

   Clarkston Financial Corporation 1998 Founding Directors' Stock Option Plan
                            (Full Title of the Plan)

          David T. Harrison, 15 South Main Street, Clarkston, Michigan
           48346, (248) 625-0710 (Name, address and telephone number, including area code of agent for service)



                          Copies of Communications to:
                                Donald L. Johnson
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                              Proposed              Proposed
           Title of                                            Maximum               Maximum
       Securities to be              Amount to be          Offering Price           Aggregate             Amount of
          Registered                  Registered            Per Share(2)         Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------------------
         Common Stock              75,000 Shares(1)        $  9.50              $  712,500.00          $  211.00
========================================================================================================================

(1) Represents the number of shares of Common Stock authorized for issuance under the Clarkston Financial Corporation Stock Compensation Plan (the "Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.
(2) For shares subject to outstanding but unexercised options, the price is computed on the basis of the exercise price. For the remaining shares under the Plan and for the purpose of computing the registration fee only, the price shown is based upon the price of $ 9.50 per share, the average of the bid and asked prices for the Common Stock of Clarkston Financial Corporation as reported in the OTC Bulletin Board on January 6, 1999, in accordance with Rule 457(h).
                                 -------------

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Clarkston Financial Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents:

          (a) The final prospectus filed pursuant to Rule 424(b) with respect to the Company's Registration Statement on Form SB-2 (No. 333-63685),
     containing audited consolidated financial statements for the Company's period from inception through August 31, 1998.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the period from inception through August 31, 1998, covered by the document referred to in (a) above.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     The text disclosed under the heading "Description of Capital Stock -- Common Stock" contained in the final prospectus filed with the Securities and Exchange Commission on or about November 25, 1998, pursuant to Rule 424(b) with respect to the Company's Registration Statement on Form SB-2 (SEC File No. 333-63685) is incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Sections 561-571 of the Michigan Business Corporation Act, as amended (the "MBCA"), grant the Company broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Company, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The MBCA also gives the Company broad powers to indemnify any such person against expenses and reasonable settlement payments in connection with any action by or in the right of the Company, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made if such person is adjudged to be liable to the Company unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Company is required by the MBCA to indemnify him or her against expenses, including attorneys' fees, that are actually and reasonably incurred by him or her in connection therewith.

     The Company's Articles of Incorporation contain provisions entitling directors and executive officers of the Company to indemnification against certain liabilities and expenses to the full extent permitted by Michigan law.

     Under an insurance policy maintained by the Company, the directors and officers of the Company are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     Reference is made to the Exhibit Index which appears on page S-6.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i) and
          (a) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarkston, State of Michigan, on the 31st day of December, 1998.

                                     CLARKSTON FINANCIAL CORPORATION


                                     By      /s/ David T. Harrison
                                             David T. Harrison
                                             Chief Executive Officer, President,
                                             and a Director


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edwin L. Adler and David T. Harrison, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on December 31, 1998, by the following persons in the capacities indicated.


         Signatures                            Title


  /s/ Edwin L. Adler                Chairman and Director
      Edwin L. Adler


  /s/ David T. Harrison             Chief Executive Officer and a Director
      David T. Harrison             (principal executive officer)


  /s/ James L. Richardson           Treasurer
      James L. Richardson           (principal financial and accounting officer)


  /s/ Louis D. Beer                 Director
      Louis D. Beer


  /s/ William J. Clark              Director
      William J. Clark


  /s/ Charles L. Fortinberry        Director
      Charles L. Fortinberry

         Signatures                            Title

  /s/ Bruce H. McIntyre             Director and Secretary
      Bruce H. McIntyre



  /s/ Robert A. Olsen               Director
      Robert A. Olsen



  /s/ John H. Welker                Director
      John H. Welker

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:




Exhibit 4 Clarkston Financial Corporation 1998 Founding Directors' Stock Option Plan, incorporated by reference to Exhibit 10.2 to the Registrant's Form SB-2 Registration Statement (No. 333-63685)

Exhibit 5           Opinion of Varnum, Riddering, Schmidt & Howlett LLP

Exhibit 23(a)       Consent of Plante & Moran LLP

Exhibit 23(b) Consent of Varnum, Riddering, Schmidt & Howlett LLP-included in Exhibit 5

Exhibit 24          Power of Attorney - included on page S-4 hereof













::ODMA\PCDOCS\GRR\232100\1

                                    EXHIBIT 5






                                 January 4, 1999


Clarkston Financial Corporation
15 South Main Street
Clarkston, Michigan 48346

         Re: Registration Statement on Form S-8 Relating to the Clarkston Financial Corporation 1998 Founding Directors' Stock Option Plan

Ladies and Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Clarkston Financial Corporation, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 75,000 shares of the Company's common stock for issuance pursuant to the Company's Founding Directors' Stock Option Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 75,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP


                  /s/ Varnum, Riddering, Schmidt & Howlett LLP

Exhibit 23(a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Clarkston Financial Corporation

As independent public accountants, we hereby consent to incorporation by reference in this registration statement on Form S-8 of our report dated September 9, 1998, included in Clarkston Financial Corporation's Registration Statement on Form SB-2 (Registration No. 333-63685), and to all references to our firm included in this registration statement.


                                            /s/ Plante & Moran, LLP


                                            Plante & Moran, LLP





Troy, Michigan
December 28, 1998





                                      -16-